                                                                  Exhibit 5.1(b)

                            RICHARDS, LAYTON & FINGER
                         One Rodney Square, P.O. Box 551
                           Wilmington, Delaware 19899





                                September 3, 1999




Nellie Mae Education Loan Corporation
1240 Pawtucket Avenue
Rumford, Rhode Island 02916

         Re:      Nellie Mae Education Loan Corporation
                  Registration Statement on Form S-3
                  (Registration No. 333-78725)
                  --------------------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Nellie Mae Education Loan Corporation, a Delaware corporation (the "Seller"), in connection with the above-captioned Registration Statement (such registration statement together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates").

         As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series to be issued by a Delaware business trust (each, a "Trust") to be formed by the Seller pursuant to a Trust Agreement (each, a "Trust Agreement") among the Seller, Nellie Mae Funding, LLC, a Delaware limited liability company (the "Company"), and The First National Bank of Chicago, a national banking association, not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee"). With respect to each series, the Certificates will be issued pursuant to a Trust Agreement, the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee and the Notes and Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and the various underwriters named therein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Master Servicing Agreement among a Trust, the Eligible Lender Trustee and the Master

Nellie Mae Education Loan Corporation
September 2, 1999
Page 2


Servicer, the form of Indenture (including forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act and the form of Certificate filed as an exhibit thereto) and the form of Underwriting Agreement for the Notes and the Certificates (the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, with respect to the Certificates of any series, when (i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Board of Directors of the Seller, (ii) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iii) the Certificate of Trust for the related Trust has been duly executed by the Eligible Lender Trustee and the Delaware Trustee (as defined in the Trust Agreement) and filed with the Secretary of State of the State of Delaware, and (iv) such Certificates have been duly authorized, executed and issued by the related Trust and authenticated by the Eligible Lender Trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Certificates will be valid, fully paid and nonassessable beneficial interests in the Trust (subject to any obligation of the Company or the Certificateholders to make payment or provide indemnity or security as set forth in the Trust Agreement).

         The foregoing opinion is subject to the following exceptions, qualifications, limitations and assumptions:

         A. This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Nellie Mae Education Loan Corporation
September 2, 1999
Page 3


         B. We have not participated in the preparation of the Registration Statement (other than Exhibits 5.1(b) and 23.1(b) thereto) or any offering materials with respect to the Certificates and assume no responsibility for their contents (other than Exhibits 5.1(b) and 23.1(b) thereto).

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person or for any other purpose.


                                            Very truly yours,


                                            /s/ Richards, Layton & Finger


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